As filed with the Securities and Exchange Commission on October 30, 2007

Registration No. 333-143143

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METAVANTE HOLDING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	6199	39-0968604
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

770 North Water Street

Milwaukee, Wisconsin 53202

(414) 765-7801

(Address, Including Zip code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Randall J. Erickson

Vice President and Secretary

Metavante Holding Company

770 North Water Street

Milwaukee, Wisconsin 53202

(414) 765-7700

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

COPIES TO:

Imad Qasim, Esq. Pran Jha, Esq. Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 (312) 853-7000	Donald W. Layden, Jr. Senior Executive Vice President, Group President Metavante International Group Metavante Corporation 4900 West Brown Deer Road Milwaukee, Wisconsin 53223 (414) 357-2290	Andrew R. Brownstein, Esq. Igor Kirman, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

Approximate date of commencement of proposed sale to public: As soon as practicable following the effective date of this Registration Statement and the date on which all other conditions to the transactions described in the enclosed document have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-143143

EXPLANATORY NOTE

The registrant is filing this post-effective amendment solely to file Exhibits 99.10 through 99.13 to the registration statement. As such, this post-effective amendment shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(d) under the Securities Act of 1933, as amended.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed herewith or incorporated herewith by reference:

Exhibit No.	Exhibit Description
2.1**	Investment Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, Metavante Corporation, Metavante Holding Company, Montana Merger Sub Inc. and WPM, L.P. (attached as Annex A to the proxy statement/prospectus-information statement which is a part of this Registration Statement).

2.2**	Separation Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, New M&I Corporation, Metavante Corporation and Metavante Holding Company (attached as Annex B to the proxy statement/prospectus-information statement which is a part of this Registration Statement).

2.3**	Description of Disclosure Letters to the Investment Agreement.

2.4**	Description of Disclosure Schedules to the Separation Agreement.

3.1**	Form of Restated Articles of Incorporation of Metavante Technologies, Inc. (attached as Annex G to the proxy statement/prospectus-information statement which is a part of this Registration Statement).

3.2**	Form of Amended and Restated By-laws of Metavante Technologies, Inc.

4.1**	Form of Shareholders Agreement among Metavante Holding Company, WPM, L.P. and any other shareholder that may become a party thereto (attached as Annex D to the proxy statement/prospectus—information statement which is a part of this Registration Statement).

4.2**	Form of Stock Purchase Right Agreement between Metavante Holding Company and WPM, L.P. (attached as Annex E to the proxy statement/prospectus—information statement which is a part of this Registration Statement).

5.1**	Opinion of Quarles & Brady LLP as to the validity of Metavante Holding Company common stock being registered hereby.

8.1**	Opinion of Sidley Austin LLP as to certain tax matters.

10.1**	Tax Allocation Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, New M&I Corporation, Metavante Corporation and Metavante Holding Company (attached as Annex C to the proxy statement/prospectus-information statement which is a part of this Registration Statement).

10.2**	Employee Matters Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, New M&I Corporation, Metavante Corporation and Metavante Holding Company.

10.3**	Limited Guarantee, dated as of April 3, 2007, by Warburg Pincus Private Equity IX, L.P. in favor of Marshall & Ilsley Corporation and Metavante Holding Company.

10.4**	Form of Amendment No. 1 to the Employee Matters Agreement among Marshall & Ilsley Corporation, New M&I Corporation, Metavante Corporation and Metavante Holding Company.

21.1**	Subsidiaries of Metavante Holding Company.

23.1**	Consent of Quarles & Brady LLP (included in Exhibit 5.1 to this Registration Statement).

23.2**	Consent of Sidley Austin LLP (included in Exhibit 8.1 to this Registration Statement).

23.3**	Consent of Deloitte & Touche LLP relating to the audited financial statements of Marshall & Ilsley Corporation.

23.4**	Consent of Deloitte & Touche LLP relating to the audited financial statements of Metavante Corporation.

24.1**	Power of Attorney of Michael D. Hayford.

24.2**	Power of Attorney of Frank R. Martire.

24.3**	Power of Attorney of Dennis J. Kuester.

24.4**	Power of Attorney of Ted D. Kellner.

99.1**	Form of Restated Articles of Incorporation of New Marshall & Ilsley Corporation (attached as Annex H to the proxy statement/prospectus-information statement which is a part of this Registration Statement).

99.2**	Form of Amended and Restated By-laws of New Marshall & Ilsley Corporation.

Exhibit No.	Exhibit Description
99.3**	Consent of J.P. Morgan Securities Inc.

99.4**	Consent of David Coulter.

99.5**	Consent of James Neary.

99.6**	Form of Preliminary Marshall & Ilsley Corporation Proxy Card.

99.7**	Commitment Letter, dated May 10, 2007, for a $1,750,000,000 Term Facility and a $250,000,000 Revolving Facility from JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Morgan Stanley Senior Funding, Inc., Lehman Brothers Inc., Lehman Brothers Commercial Bank, Lehman Commercial Paper Inc. and Baird Financial Corporation to Metavante Corporation.

99.8**	Consent of American Appraisal Associates, Inc.

99.9**	Consent of Adarsh Sarma.

99.10	Opinion of American Appraisal Associates, Inc. as to certain solvency matters.

99.11	Consent of L. Dale Crandall

99.12	Consent of Stephen A. James

99.13	Consent of Dianne M. Neal

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on October 30, 2007.

METAVANTE HOLDING COMPANY (Registrant)

By:	/S/ GREGORY A. SMITH
Name:	Gregory A. Smith
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GREGORY A. SMITH Gregory A. Smith	President (Principal Executive Officer and Principal Financial Officer)	October 29, 2007

/S/ PATRICIA R. JUSTILIANO Patricia R. Justiliano	Vice President and Treasurer (Principal Accounting Officer)	October 29, 2007

* Michael D. Hayford	Director	October 29, 2007

* Ted D. Kellner	Director	October 29, 2007

* Dennis J. Kuester	Director	October 29, 2007

* Frank R. Martire	Director	October 29, 2007

L. Dale Crandall	Director

Stephen A. James	Director

Dianne M. Neal	Director

*By:	/S/ RANDALL J. ERICKSON
Randall J. Erickson
as Attorney-in-Fact†

†	Pursuant to authority granted by powers of attorney, copies of which have been previously filed.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1**	Investment Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, Metavante Corporation, Metavante Holding Company, Montana Merger Sub Inc. and WPM, L.P. (attached as Annex A to the proxy statement/prospectus-information statement which is a part of this Registration Statement).

2.2**	Separation Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, New M&I Corporation, Metavante Corporation and Metavante Holding Company (attached as Annex B to the proxy statement/prospectus-information statement which is a part of this Registration Statement).

2.3**	Description of Disclosure Letters to the Investment Agreement.

2.4**	Description of Disclosure Schedules to the Separation Agreement.

3.1**	Form of Restated Articles of Incorporation of Metavante Technologies, Inc. (attached as Annex G to the proxy statement/prospectus-information statement which is a part of this Registration Statement).

3.2**	Form of Amended and Restated By-laws of Metavante Technologies, Inc.

4.1**	Form of Shareholders Agreement among Metavante Holding Company, WPM, L.P. and any other shareholder that may become a party thereto (attached as Annex D to the proxy statement/prospectus—information statement which is a part of this Registration Statement).

4.2**	Form of Stock Purchase Right Agreement between Metavante Holding Company and WPM, L.P. (attached as Annex E to the proxy statement/prospectus—information statement which is a part of this Registration Statement).

5.1**	Opinion of Quarles & Brady LLP as to the validity of Metavante Holding Company common stock being registered hereby.

8.1**	Opinion of Sidley Austin LLP as to certain tax matters.

10.1**	Tax Allocation Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, New M&I Corporation, Metavante Corporation and Metavante Holding Company (attached as Annex C to the proxy statement/prospectus-information statement which is a part of this Registration Statement).

10.2**	Employee Matters Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, New M&I Corporation, Metavante Corporation and Metavante Holding Company.

10.3**	Limited Guarantee, dated as of April 3, 2007, by Warburg Pincus Private Equity IX, L.P. in favor of Marshall & Ilsley Corporation and Metavante Holding Company.

10.4**	Form of Amendment No. 1 to the Employee Matters Agreement among Marshall & Ilsley Corporation, New M&I Corporation, Metavante Corporation and Metavante Holding Company.

21.1**	Subsidiaries of Metavante Holding Company.

23.1**	Consent of Quarles & Brady LLP (included in Exhibit 5.1 to this Registration Statement).

23.2**	Consent of Sidley Austin LLP (included in Exhibit 8.1 to this Registration Statement).

23.3**	Consent of Deloitte & Touche LLP relating to the audited financial statements of Marshall & Ilsley Corporation.

23.4**	Consent of Deloitte & Touche LLP relating to the audited financial statements of Metavante Corporation.

24.1**	Power of Attorney of Michael D. Hayford.

24.2**	Power of Attorney of Frank R. Martire.

24.3**	Power of Attorney of Dennis J. Kuester.

24.4**	Power of Attorney of Ted D. Kellner.

99.1**	Form of Restated Articles of Incorporation of New Marshall & Ilsley Corporation (attached as Annex H to the proxy statement/prospectus-information statement which is a part of this Registration Statement).

99.2**	Form of Amended and Restated By-laws of New Marshall & Ilsley Corporation.

99.3**	Consent of J.P. Morgan Securities Inc.

99.4**	Consent of David Coulter.

99.5**	Consent of James Neary.

99.6**	Form of Preliminary Marshall & Ilsley Corporation Proxy Card.

99.7**	Commitment Letter, dated May 10, 2007, for a $1,750,000,000 Term Facility and a $250,000,000 Revolving Facility from JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Morgan Stanley Senior Funding, Inc., Lehman Brothers Inc., Lehman Brothers Commercial Bank, Lehman Commercial Paper Inc. and Baird Financial Corporation to Metavante Corporation.

99.8**	Consent of American Appraisal Associates, Inc.

99.9**	Consent of Adarsh Sarma.

99.10	Opinion of American Appraisal Associates, Inc. as to certain solvency matters.

99.11	Consent of L. Dale Crandall

99.12	Consent of Stephen A. James

99.13	Consent of Dianne M. Neal

**	Previously filed.